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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 6, 2007


                            CAS MEDICAL SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                       0-13839                 06-1123096
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

              44 EAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405 (Address of principal executive offices, including zip code)

                                 (203) 488-6056
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of Sale and Leaseback Transaction

     On September 6, 2007, CAS Medical Systems, Inc. ("CASMED") closed the previously announced sale and leaseback of its headquarters and manufacturing facility located at 44 East Industrial Road, Branford, Connecticut (the "Property"). On June 18, 2007, CASMED entered into agreements with Davis Marcus Partners, Inc. with respect to the sale and leaseback of the Property. The purchase and sale agreement between CASMED and Davis Marcus Partners, Inc. (the "Purchase Agreement") resulted in the payment to CASMED at closing of a purchase price of $3.0 million and the sale transaction resulted in a net to CASMED of approximately $1.4 million of working capital after taxes and repayment of the remaining mortgage balance on the Property.

     On September 6, 2007, CASMED entered into a Lease with DMP New Branford, LLC ("DMP") pursuant to which it is leasing back the Property for a ten (10) year initial term with the option to extend the term for two (2) additional successive periods of five (5) years, subject to certain notice and financial covenants requirements (the "Lease"). The Lease is triple net, and provides for an annual base rent in years 1-5 of $244,800, and years 6-10 of $268,800, payable monthly. In addition, CASMED is responsible for 100% of the costs of utilities, insurance, taxes and maintenance expenses, subject to certain agreed upon maintenance components regarding HVAC, parking areas and roof, which DMP has agreed to assume at its cost. CASMED is required to comply with certain financial covenants throughout the term of the Lease which covenants will require CASMED to maintain (i) at least $600,000 with a U.S. banking institution in cash or cash equivalents, which required amount shall increase by three percent (3%) per annum; and (ii) net current assets of not less than $3,600,000.

     In addition, CASMED has a right of first offer to lease any additional space or building built by DMP on the Property, subject to certain restrictions. CASMED also has the right to require DMP to build an addition or additional building ("Expansion Premises"), subject to certain restrictions. Upon the delivery of any Expansion Premises, the term of the Lease will extend for a ten
(10) year term. The base rent for the Expansion Premises shall be the greater of the then prevailing market rent or an amount equal to a return on actual costs of construction of greater than (i) 250 basis points over the rate on ten (10) year U.S. Treasury Notes, or (ii) eight percent (8%). Upon delivery of the Expansion Premises, DMP would assume obligations under CASMED's existing leases of space at 32 and 34 East Industrial Road, Branford, Connecticut, in exchange for a payment equal to three (3) months rent and certain unamortized costs incurred in entering into the existing leases.

     The foregoing descriptions of the Purchase Agreement and the Lease do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and incorporated herein by reference.

ITEM 9.01.  EXHIBITS AND FINANCIAL STATEMENTS

(d) EXHIBITS.

     2.1 Purchase and Sale Agreement between CAS Medical Systems, Inc. and Davis Marcus Partners, Inc.

     10.1 Lease between CAS Medical Systems, Inc. and DMP New Branford, LLC


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAS MEDICAL SYSTEMS, INC.


Date: September 10, 2007               By:   /s/ Jeffery A. Baird
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                                            Jeffery A. Baird
                                            Chief Financial Officer

















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